Exhibit 5.1

November 10, 2009

Cenveo, Inc.
201 Broad Street, 6th Floor
One Canterbury Green
Stamford, CT  06901

Cenveo Corporation
201 Broad Street, 6th Floor
One Canterbury Green
Stamford, CT  06901

Each of the entities listed on Schedule I
201 Broad Street, 6th Floor
One Canterbury Green
Stamford, CT  06901

Re:	Shelf Registration Statement on Form S-3
(File No. 333-162559)

Ladies and Gentlemen:

I am general counsel of Cenveo, Inc., a Colorado corporation (“Parent”), Cenveo Corporation, a Delaware corporation (“Operating Subsidiary”) and each of Parent’s direct or indirect subsidiaries listed on Schedule I hereto (the “Subsidiary Guarantors” and  together with Parent and Operating Subsidiary, the “Issuers”), in connection with the Shelf Registration Statement on Form S-3 (File No. 333- 162559) (the “Registration Statement”), to be filed on the date hereof by the Issuers with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement relates to the issuance and sale from time to time of the following securities:

(i)            debt securities to be issued by Parent or Operating Subsidiary, which may be in one or more series (the “Debt Securities”), and which may be guaranteed by one or more of the Issuers, which may be issued under one or more indentures relating to debt securities, as applicable (the “Indenture” or “Indentures”), proposed to be entered into by the applicable Issuer;

(ii)           guarantees to be issued by one or more of the Issuers of the Debt Securities (the “Guarantees”);

(iii)          shares of preferred stock, $0.01 par value per share, of Parent (the “Preferred Stock”), in one or more series;

(iv)          shares of common stock, $0.01 par value per share, of Parent (“Common Stock”);

(v)           warrants issued by Parent (“Warrants”) to purchase Debt Securities issued by Parent, Preferred Stock, Common Stock or other securities of Parent or any combination of these securities as shall be designated by Parent at the time of the offering issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by Parent;

(vi)          rights issued by Parent (“Rights”) to purchase  Debt Securities issued by Parent, Preferred Stock, Common Stock or other securities of Parent or any combination of these securities as shall be designated by Parent at the time of the offering issued pursuant to one or more rights agreements (each, a “Rights Agreement”) proposed to be entered into by Parent;

(vii)         units consisting of Debt Securities of Parent, Preferred Stock, Common Stock, Warrants and Rights or any combination of these securities (the “Units”) as shall be designated by Parent at the time of the offering issued pursuant to one or more unit agreements (each, a “Unit Agreement”);

(viii)        such indeterminate amount of Debt Securities of Parent and number of shares of Preferred Stock or Common Stock as may be issued as dividends on Preferred Stock or upon conversion, exchange or exercise of any Debt Securities of Parent, Preferred Stock, Warrants, Rights or Units, including such shares of Preferred Stock or Common Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the “Indeterminate Stock” and together with the Debt Securities, the Guarantees, the Preferred Stock, the Common Stock, the Warrants, the Rights, and the Units, the “Offered Securities”).

I am a member of the bar in the State of New York.  I express no opinion as to the laws of any jurisdiction other than:  (i) the laws of the State of Colorado; (ii) the laws of the State of New York; (iii) the Delaware General Corporation Law; (iv) the Delaware Limited Liability Company Act; and (v) the federal laws of the United States of America to the extent specifically referred to herein.

In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of:

(i)            the Registration Statement relating to the Offered Securities;

(ii)           the certificate of incorporation, the articles of incorporation or certificate of formation or other comparable constituent document, as applicable, of each Issuer, and the bylaws, operating agreement, partnership agreement, or limited liability company agreement, partnership agreement or other comparable constituent document, as applicable, of each Issuer, in each case as in effect on the date hereof (the foregoing, the “Governing Documents”);

(iii)          the form of Indenture attached as Exhibit 4.28 to the Registration Statement; and

(vii)         certain resolutions adopted by the board of directors of Parent relating to the registration of the Offered Securities.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Issuers, and such agreements, certificates of public officials, certificates of officers or other representatives of the Issuers and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as electronic, certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents.  In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Issuers, had or will have the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and, as to parties other than the Issuers, the validity and binding effect on such parties.  Other than with respect to the Issuers, I have assumed that (i) the Indentures and any supplemental indentures thereto, the Warrant Agreements, the Rights Agreements and the Unit Agreements will be duly authorized, executed and delivered by the parties thereto and (ii) any Debt Securities, Guarantees, Warrants, Rights or Units that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the parties thereto.  In addition, I have also assumed that the terms of the Offered Debt Securities (as defined below), Offered Warrants (as defined below), Offered Rights and Offered Units will have been established so as not to violate, conflict with or constitute a default under (i) any agreement or instrument to which the Issuer of such Offered Security or its properties are subject, (ii) any law, rule or regulation to which such Issuer is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1.             With respect to any series of Debt Securities (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended, has become effective under the Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the applicable Issuer or Issuers, and the other parties thereto; (iv) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of Parent or Operating Subsidiary, as applicable, have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) where applicable, the boards of directors, general partners, members or managers of the Subsidiary Guarantors, including any appropriate committees appointed thereby, and appropriate officers of the Subsidiary Guarantors have taken all necessary corporate action to approve the Guarantees of the Offered Debt Securities and related matters; (vi) the Indenture and any supplemental indenture in respect of such Offered Debt Securities has been duly authorized, executed and delivered by each party thereto; (vii) the terms of the Offered Debt Securities, including the Guarantees, if any, and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities so as not to violate any applicable law, the Governing Documents of the applicable Issuer or Issuers, or result in a default under or breach of any agreement or instrument binding upon such Issuer or Issuers, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Issuer or Issuers; and (viii) the Offered Debt Securities, including the Guarantees, if any, have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock, Warrants, Rights or Warrants), when issued and sold in accordance with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, and the Guarantees thereon, if any, when granted in accordance with the applicable Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities, will be valid and binding obligations of the applicable Issuer or Issuers, enforceable against such Issuer in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indentures which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

2.             With respect to any series of Warrants (the “Offered Warrants”), when (i) the Registration Statement, as finally amended, has become effective under the Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by Parent and the other parties thereto; (iv) the board of directors of Parent, including any appropriate committee appointed thereby, and appropriate officers of Parent have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Governing Documents of Parent or result in a default under or breach of any agreement or instrument binding upon Parent and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Parent and the applicable warrant agent; and (vi) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants (including any Warrants duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock, Rights or Units), when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (c) public policy considerations which may limit the rights of parties to obtain remedies.

3.             With respect to the shares of any series of Preferred Stock, including any Indeterminate Stock (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended, has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by Parent and the other parties thereto; (iv) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of Parent have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of the corporate laws of the State of Colorado (the “Certificate of Designation”); (iv) the filing of the Certificate of Designation with the Secretary of State of the State of Colorado has duly occurred; (iv) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Governing Documents of Parent, including the Certificate of Designation relating to the Offered Preferred Stock, so as not to violate any applicable law, the Governing Documents of Parent or result in a default under or breach of any agreement or instrument binding upon Parent and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Parent; and (vii) certificates in the form required under Colorado law representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock, Warrants, Rights or Units), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

4.             With respect to any offering of Common Stock by Parent, including any Indeterminate Stock (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended, has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by Parent and the other parties thereto; (iv) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of Parent have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Governing Documents of Parent so as not to violate any applicable law, such Governing Documents or result in a default under or breach of any agreement or instrument binding upon Parent and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Parent; and (vi) certificates in the form required under Delaware corporate law representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock, Warrants, Rights or Units), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

5.             With respect to any series of Rights (the “Offered Rights”), when (i) the Registration Statement, as finally amended, has become effective under the Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Rights has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Rights are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Rights has been duly authorized, executed and delivered by Parent and the other parties thereto; (iv) the board of directors of Parent, including any appropriate committee appointed thereby, and appropriate officers of Parent have taken all necessary corporate action to approve the issuance and terms of the Offered Rights and related matters; (v) the terms of the Offered Rights and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement so as not to violate any applicable law, the Governing Documents of Parent or result in a default under or breach of any agreement or instrument binding upon Parent and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Parent and the applicable rights agent; and (vi) the Offered Rights have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Rights Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the

Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Rights (including any Rights duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock, Warrants or Units), when issued and sold in accordance with the applicable Rights Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (c) public policy considerations which may limit the rights of parties to obtain remedies.

6.             With respect to any series of Units (the “Offered Units”), when (i) the Registration Statement, as finally amended, has become effective under the Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Units are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by Parent and the other parties thereto; (iv) the board of directors of Parent, including any appropriate committee appointed thereby, and appropriate officers of Parent have taken all necessary corporate action to approve the issuance and terms of the Offered Units and related matters; (v) the terms of the Offered Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement so as not to violate any applicable law, the Governing Documents of Parent or result in a default under or breach of any agreement or instrument binding upon Parent and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Parent; and (vi) the Offered Units have been duly executed, delivered and countersigned and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Units (including any Units duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock, Warrants or Rights), when issued and sold in accordance with the applicable Unit Agreement and the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (c) public policy considerations which may limit the rights of parties to obtain remedies.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  I also hereby consent to the use of my name under the heading “Validity of the Securities” in the prospectus which forms a part of the Registration Statement.  In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws. This opinion may not be relied upon by you for any other purpose or furnished or quoted to or replied upon by any other person for any purpose, without my prior written consent in each instance.

Very truly yours,

/s/ Timothy M. Davis
General Counsel

Schedule I

Subsidiary Guarantors

Discount Labels, LLC

Cenveo Alberta Finance LP

Cenveo Government Printing, Inc.

Cenveo Services, LLC

Cenveo McLaren Morris & Todd Company

Cenveo Commercial Ohio, LLC

Cenveo Resale Ohio, LLC

Cenveo Omemee LLC

Colorhouse China, Inc.

CRX JV, LLC

CRX Holding, Inc.

Rx Technology Corp.

RX JV Holding, Inc.

PC Ink Corp.

Printegra Corporation

Cadmus Printing Group, Inc.

Washburn Graphics, Inc.

Cadmus Journal Services, Inc.

Cadmus Financial Distribution, Inc.

Cadmus Technology Solutions, Inc.

Garamond/Pridemark Press, Inc.

Cadmus Delaware, Inc.

Cadmus UK, Inc.

Expert Graphics, Inc.

Cadmus Marketing Group, Inc.

American Graphics, Inc.

Cadmus Direct Marketing, Inc.

Cadmus Interactive, Inc.

Cadmus Marketing, Inc.

Cadmus/O’Keefe Marketing, Inc.

Old TSI, Inc.

Cadmus Investments, LLC

Port City Press, Inc.

Science Craftsman Incorporated

Cadmus International Holdings, Inc.

CDMS Management, LLC

Vaughan Printers Inc.

VSUB Holding Company

Madison/Graham ColorGraphics, Inc.

Madison/Graham ColorGraphics Interstate Services, Inc.

Commercial Envelope Manufacturing Co., Inc.

Berlin & Jones Co., LLC

Heinrich Envelope, LLC

Cenveo CEM, LLC

Cenveo CEM, Inc.

CNMW Investments, Inc.

Rex Corporation

136 Eastport Road, LLC

Lightning Labels, LLC

Nashua Corporation

Nashua International, Inc